UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018

DISCOVERY ENERGY CORP.

(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700

Houston, Texas 77056

713-840-6495

(Address and telephone number of principal executive offices, including zip code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ]

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01 OTHER EVENTS

On June 19, 2018, Discovery Energy Corp. (the “Company”) received from the South Australian Department of Premier and Cabinet (the delegate of the South Australian Minister for Mineral Resources and Energy) confirmation that the Company’s application for an additional six-month suspension of the work commitment relating to the Petroleum Exploration License (PEL) 512 covering the Company’s 584,651-acre prospect in South Australia had been approved. Prior to this further suspension, the Company’s remaining work commitments were due to be completed by October 28, 2020.

As further extended, the Company’s remaining work commitments are due to be completed by April 30, 2021, as set out below:

*	Year 3 ending April 30, 2019 - Acquire 2D seismic data totaling at least 100 kilometers and acquire additional 3D seismic data totaling at least 200 square kilometers, and drill two wells.
*	Year 4 ending April 30, 2020 - Acquire additional 3D seismic data totaling at least 200 square kilometers and drill two wells.
*	Year 5 ending April 30, 2021 - Drill three wells.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY ENERGY CORP.

Date: June 25, 2018	By:	/s/ Keith J. McKenzie
Keith J. McKenzie,
Chief Executive Officer

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